UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 14, 2010 (December 9, 2010)
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-110616 (IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
On December 9, 2010, the Board of Directors of The Shaw Group Inc. (the “Company), at a regularly scheduled meeting, approved an amendment (the “Amendment”) to the Rights Agreement, dated as of July 9, 2001, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The Amendment accelerates the termination of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on July 9, 2011, to the close of business on December 31, 2010. The Amendment has the effect of terminating the Company’s shareholder rights plan effective January 1, 2011. The Amendment is filed as an exhibit to this report as Exhibit 4.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Upon the expiration of the Rights Agreement and the Rights on January 1, 2011, as described in Item 3.03 above, the Company will file Articles of Amendment with the Secretary of State of the State of Louisiana eliminating the provisions of the Company’s Articles of Incorporation with respect to the Company’s Series A Junior Participating Preferred Stock which was issuable, under certain circumstances, upon exercise of the Rights.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibit
     The following exhibit is filed as part of this Report:

Exhibit
Number	Description
4.1	Amendment dated as of December 9, 2010 to Rights Agreement between The Shaw Group Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: December 13, 2010	By:	/s/ John Donofrio
John Donofrio,
Executive Vice President, General Counsel and Corporate Secretary

THE SHAW GROUP INC.
EXHIBIT INDEX
Form 8-K
December 14, 2010

Exhibit No.	Description
4.1	Amendment dated as of December 9, 2010 to Rights Agreement between The Shaw Group Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent